UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                On March 17, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Scientific Learning Corporation (the “Company”), following an evaluation of corporate and individual performance and a review of competitive market data provided by a compensation consultant engaged by the Compensation Committee, approved the annual base salaries (effective as of April 1, 2005) of the Company’s executive officers. A summary setting forth the 2005 annual base salary levels of the Company’s Named Executive Officers (which officers were determined on the basis of total 2004 cash compensation) is filed as Exhibit 10.1 to this report and incorporated herein by reference. Mr. Bowen has an employment agreement with the Company; the other named executives do not.

                On the same date, the Compensation Committee authorized the payment of annual incentive bonus awards to each of the Company’s executive officers for fiscal 2004 pursuant to the Company’s 2004 Management Incentive Plan (the “2004 Plan”). The annual incentive awards were determined based upon the Company’s performance during 2004 as measured against performance objectives established earlier that year and each executive’s performance against previously established goals and overall contribution to the business. The performance measures included achievement of specified levels of operating income and booked sales. The 2004 Plan provided that the executive officers were eligible to receive bonuses of between 30% and 50% of base salary if the target level of 100% was achieved for all goals, and between 60% and 100% of base salary if the maximum overachievement level of all goals was achieved.

                The Compensation Committee determined that, in light of the positive overall Company results for the year, using only the restated financial results to measure Company performance was not appropriate. Accordingly, the Committee determined that, for purposes of the bonus payments under the 2004 Plan, the calculation of achievement of the booked sales goal would include all booked sales during 2004 plus the portion of the second quarter sale to the School District of Philadelphia that was not booked to sales but is included in the contract. This resulted in a payment of 163% of the booked sales bonus potential. Because the Company did not meet its operating income goal based on the restated income, no portion of the bonus potential based on operating income was paid. Individual achievement was assessed individually for each officer. Overall, the average payment to the Named Officers was 105% of those officers’ bonus potential at target. Exhibit 10.1 sets forth the cash payment to be paid to each Named Executive Officer under the 2004 Management Incentive Plan.

                On the same date, the Compensation Committee voted to adopt the 2005 Management Incentive Plan, which has the same structure as the 2004 Plan and establishes booked sales and operating cash flow as the corporate performance goals for 2005. A copy of the Management Incentive Plan for 2005 is filed as Exhibit 10.2 to this report and incorporated herein by reference.

                The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers for the year ended December 31, 2004, in the proxy statement for the Company’s 2005 annual meeting of stockholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS (c) Exhibits

10.1	Summary of base salary and bonuses payable to Named Executive Officers

10.2	2005 Management Incentive Plan

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Dated: March 24, 2005	By: /s/ Linda L. Carloni
Title: Vice President and General Counsel

EXHIBIT INDEX

Ex. No.	Description

10.1	Summary of base salary and bonuses payable to Named Executive Officers

10.2	2005 Management Incentive Plan